                              BUSINESS LOAN AGREEMENT

                                        PART A

      THIS SEAFIRST BUSINESS LOAN AGREEMENT ("Agreement") is made between SEATTLE-FIRST NATIONAL BANK ("Bank") and IDS/SHURGARD INCOME GROWTH PARTNERS L.P. III, a Washington limited partnership ("Borrower") with respect to the following:

1. TERM LOAN. Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower as follows:

      a. AMOUNT: The initial outstanding principal amount owing under this Agreement, prior to any disbursements hereunder, shall be $8,000,000.00 which constitutes the aggregate outstanding principal amount, as of the date hereof, of the Prior Notes (as defined below). Bank agrees, subject to the terms and conditions of this Agreement, to make further advances under this Agreement from time to time upon Borrower's written request therefor between the date of this Agreement and December 31, 1996; PROVIDED HOWEVER, that at no time may Borrower request an advance hereunder that would cause the aggregate outstanding principal amount of this loan to exceed the lesser of $12,500,000 or 50% of the Total Appraised Collateral Value (as defined below). Bank agrees that the Total Appraised Collateral Value of the real property covered by the Existing Deeds of Trust totals $22,525,000 as of the date of this Agreement. This loan matures on April 1, 2001.

      b.    INTEREST RATE:  As described in the Note (as defined below).

      c.    REPAYMENT:  At the times and in amounts as set forth in the Note.

      d. COLLATERAL: This term loan shall be secured by deeds of trust covering certain real and personal property located in Alameda County, California; San Joaquin County, California, Sacramento County,, California (collectively, the "California Deeds of Trust") and Maricopa County, Arizona (the "Arizona Deed of Trust") all as described on Schedule attached hereto (collectively, the "Existing Deeds of Trust") and certain other deeds of trust that may be granted by Borrower from time to time (collectively the "Future Deeds of Trust"). The Existing Deeds of Trust and the Future Deeds of Trust are collectively referred to in this Agreement as the "Deeds of Trust."

                               BUSINESS LOAN AGREEMENT

                                        PART B

      1. PROMISSORY NOTE(S). This loan shall be evidenced by the Amended and Restated Promissory Note dated as of the date hereof in the principal amount of up to $12,500,000.00 executed by Borrower in favor of Bank (the "Note"). The Note shall amend, restate, consolidate and replace (without satisfying the indebtedness evidenced thereby) (a) that certain promissory note in the maximum principal amount of $4,000,000.00 dated as of July 29, 1993, executed by Borrower in favor of Bank, as amended by that certain Amendment to Note dated as of August 27, 1993, by and between Bank and Borrower, and (b) that certain promissory note in the maximum principal amount of $4,865,000.00 dated as of September 1, 1993, executed by Borrower and Grcich, et al., a California partnership, Grupe Storage Investors No. 4, Ltd., a California limited partnership and Grupe Properties Co., a California corporation (collectively, "Grupe"), in favor of Bank, as amended by that certain Assignment and Assumption Agreement dated as of January 9, 1994, by and between Borrower, Grupe and Bank (the promissory notes referred to in clauses (a) and (b) above are collectively referred to herein as the "Prior Notes").

      2. CONDITIONS TO AVAILABILITY OF FUTURE ADVANCES OF TERM LOAN. This Agreement shall not become effective and Bank shall not be obligated to disburse/make any advance, until Borrower complies with all of the following conditions and Bank receives all of the following documents, each of which must be in form and substance satisfactory to Bank.

            2.1   Original, duly executed Note;

            2.2 Original, duly executed and duly recorded Arizona Deed of Trust and original, duly executed and duly recorded amendments to the California Deeds of Trust (the "Amendments to Deed of Trust");

            2.3 Such evidence as Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, perfected and prior to the rights and interests of others except those consented to in writing by Bank;

            2.4 Evidence that the execution, delivery and performance by Borrower of this Agreement and the execution, delivery and performance by Borrower of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;

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            2.5   Any other document which is deemed by the Bank to be required from time to time to evidence loans or to effect the provisions of this Agreement;

            2.6 If requested by Bank, a written legal opinion expressed to Bank, of counsel for Borrower as to the matters set forth in Sections 3.1 and 3.2, and to the best of such counsel's knowledge after reasonable investigation, the matters set forth in Sections 3.3, 3.5, 3.6, 3.7 and such other matters as the Bank may reasonably request;

            2.7 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including, without limitation, attorneys' fees (including allocated costs of in-house counsel), appraisal fees, title insurance premiums and recording fees;

            2.8   Other

                  (a) Borrower shall have paid to Bank a Commitment Fee of $125,000.00.

                  (b) Borrower shall have executed and delivered to Bank (1) a Certificate and Indemnity Agreement Regarding Compliance with Building Laws,
(2) a Certificate and Indemnity Agreement Regarding Hazardous Substances, (3) such UCC-1 Financing Statements and UCC-3 Change Statements as Bank deems necessary or desirable to perfect or continue the perfection of all security Interests granted under any of the Deeds of Trust, and (4) a letter in form and substance satisfactory to Bank regarding compliance with Americans With Disabilities Act.

                  (c) Bank shall have received from Chicago Title Insurance Company endorsements (or irrevocable commitments to issue endorsements) in form and substance satisfactory to Bank to the following title insurance policies (the "Policies") insuring that nothing contained herein or in the Amendments to Deed of Trust impairs the lien or priority of the California Deeds of Trust:
(i) Policy No. 34868 dated August 4, 1993, (ii) Policy No. 05-0047-02-030916
(Order No. 338026) dated September 1, 1993, and (iii) Policy No. 296015L dated September 1, 1993.

                  (d) Bank shall have received an irrevocable commitment to issue a title insurance policy in form and substance satisfactory to Bank from Chicago Title Insurance Company insuring that the Arizona Deed of Trust is a first lien on the real property described therein;

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                  (e)   Bank shall have received evidence satisfactory to Bank
that all insurance required by any of the Existing Deeds of Trust is in effect.

                  (f) Bank shall have received a Phase I environmental assessment in form and substance satisfactory to Bank as to the real property that is subject to the lien of any of the existing Deeds of Trust (the "Existing Real Property Collateral").

                  (g) Bank shall have received appraisals in form and substance satisfactory to Bank as to each parcel of the Existing Real Property Collateral.

                  (h) Borrower and Bank shall have entered into an interest rate swap agreement, in a notional amount and otherwise in form and substance satisfactory to Bank.

      3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank as of the date of this Agreement and hereafter so long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and the Note that:

            3.1 Borrower is duly organized and existing under the laws of the state of its organization as a limited partnership. Borrower is properly licensed and in good standing in each state in which Borrower is doing business and Borrower has qualified under and has complied with, where required, the fictitious or trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for its business activities; the execution, delivery and performance of this Agreement and such notes and other instruments required herein are within Borrower's partnership powers, have been duly authorized by all necessary partnership action and are not in conflict with the terms of any charter, bylaw or other organizational papers of Borrower, and this Agreement, such notes and the loan documents are the valid and binding obligation of Borrower, enforceable according to their terms.

            3.2 The execution, delivery and performance of this Agreement, the Note, the Deeds of Trust, the Amendments to Deeds of Trust, and all other documents executed in connection with or otherwise relating to this Agreement (collectively, the "Loan Documents") are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

            3.3 Borrower has title to each of the properties and assets as reflected in its financial statements (except such assets which have been sold or otherwise disposed of in the ordinary course of business), and no assets or revenues of the

Borrower are subject to any lien except as required or permitted by this Agreement, disclosed in its financial statements or otherwise previously disclosed to Bank in writing;

            3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in all material respects upon submission, and are and will be complete upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;

            3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or its properties which are presently due and payable, except those being contested in good faith;

            3.6 There are no proceedings, litigation or claims (including unpaid taxes) against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no ether event has occurred which may have a material adverse effect on Borrower's financial condition;

            3.7 There is no event which is, or with notice or lapse of time or both, would be an Event of Default (as defined in Article 7) under this Agreement.

            3.8 Borrower has exercised due diligence in inspecting Borrower's properties for hazardous wastes and hazardous substances. Except as otherwise previously disclosed and acknowledged to Bank in writing:

                  (a) during the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties;

                  (b) Borrower has no actual or constructive knowledge that there has been any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties by any prior owner or occupant of any of Borrower's properties; and

                  (c) Borrower has no actual or constructive notice of any actual or threatened litigation or claims of any kind by any person relating to such matters. The terms "hazardous waste(s)," "hazardous substance(s)," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986, as amended, Pub. L.
No. 99-499, the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
Section 1801, et seq., the Resource Conservation and Recovery Act, as amended, 49 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing.

            3.9 Each chief place of business of Borrower, and the office or offices where Borrower keeps its records concerning any of the collateral, is located at: 1201 Third Avenue, Suite 2200, Seattle, Washington 98101.

            3.10 Each of the representations and warranties contained in this Agreement or any other Loan Document shall be true and correct in each case as if made on and as of the date of any advance under this Agreement, and Borrower expressly agrees that it shall be an additional event constituting an Event of Default under the Deeds of Trust if any representation or warranty made hereunder shall prove to have been incorrect in any material respect when made.

      4. AFFIRMATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s), Borrower will:

            4.1 Use the proceeds of any new advances under this Agreement exclusively for the payment of certain sums owing to Grupe for the deferred purchase price on certain parcels of real property that Borrower purchased from Grupe pursuant to (a) that certain Agreement for Purchase and Sale and Escrow Instructions dated July 15, 1993, as amended by the First Addendum dated July 29, 1993, and as assigned by the Assignment of Agreement of Purchase and Sale dated July 29, 1993, and (b) that certain Agreement for Purchase and Sale and Escrow Instructions dated August 5, 1993, as amended by the First Amendment to Agreement for Purchase and Sale and Escrow Instructions dated August 27, 1993, and as assigned by the Assignment of Agreement of Purchase and Sale dated August 27, 1993 (the "Grupe Agreements").

            4.2 Maintain an annual Net Operating Income in an amount at least equal to 2.5 times annual principal and interest payments on debt owed by Borrower to Bank. The term "Net Operating Income" means, with respect to any fiscal year, Borrower's projected annual rental income for such fiscal year minus the sum of Borrower's actual operating expenses for such fiscal year to date plus projected operating expenses for the remainder of such fiscal year plus depreciation and amortization for such period;

            4.3 Maintain a tangible net worth of no less than Borrower's tangible net worth as reported in Borrower's audited financial statement for the fiscal year ending December 31, 1993 and as such tangible net worth is reduced annually by Borrower's reported depreciation, amortization and non-cash expenses and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed 50% of Borrower's tangible net worth. "Tangible net worth" means the excess of total assets over total liabilities excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets, such as goodwill, patents, trademarks, copyrights, franchises and deferred charges (including unamortized debt discount and research and development costs); (b) treasury stock; (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock; (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with the business conducted by the relevant corporation; and (e) any revaluation or other write-up in book value of assets subsequent to the fiscal year of such corporation last ended at the date of this Agreement;

            4.4   Promptly give written notice to Bank of:

                  (a) all litigation affecting Borrower where the uninsured amount is $100,000.00 or more;

                  (b) any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority;

                  (c) any default or Event of Default (however defined under this Agreement or any other agreement between Borrower and with Bank or any other creditor, or any event which, upon notice or lapse of time, or both, would become an Event of Default; and

                  (d) any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations;

            4.5 Provide or cause to be provided to Bank, as soon as available but in any event within 60 days following the close of each of Borrower's fiscal years and within 30 days following the end of each fiscal quarter in a form satisfactory to Bank (including audited statements if required at any time by Bank), such financial statements and other information respecting the financial condition and operations of Borrower as Bank may reasonably request;

            4.6 Maintain in effect insurance with responsible insurance companies in such amounts and against such risks as is customarily maintained by persons engaged in businesses similar to that of Borrower and all policies covering property given as security for the loans shall have loss payable clauses in favor of Bank. Borrower agrees to deliver to Bank such evidence of insurance as Bank may reasonably require and, within thirty (30) days after notice from Bank, to obtain such additional insurance as Bank may reasonably request;

            4.7 Pay all indebtedness, taxes and other obligations for which the Borrower is liable or to which its income or property is subject before they shall become delinquent, except any which is being contested by the Borrower in good faith;

            4.8 Continue to conduct its business as presently constituted, and will maintain and preserve all rights, privileges and franchises now enjoyed, conduct Borrower's business in an orderly, efficient and customary manner, keep all Borrower's properties in good working order and condition and, from time to time, make all needed repairs, renewals or replacements so that the efficiency of Borrower's properties shall be fully maintained and preserved;

            4.9 Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business;

            4.10 Permit representatives of Bank to examine the books and records of Borrower and to examine the collateral of the Borrower at reasonable times;

            4.11 Perform, on request of Bank, such acts as may be necessary or advisable to perfect any lien or security interest provided for herein or otherwise carry out the intent of this Agreement;

            4.12 Comply with all applicable federal, state and municipal laws, ordinances, rules and regulations relating to its properties, charters, businesses and operations, including compliance with all minimum funding and other requirements related to any of Borrower's employee benefit plans.

            4.13 Permit representatives of Bank to enter into Borrower's properties to inspect and test Borrower's properties as Bank, in its sole discretion, may deem appropriate to determine Borrower's compliance with section
5.8 of this Agreement; provided, however, that any such inspections and tests shall be for Bank's sole benefit and shall not be construed to create any responsibility or liability on the part of Bank to Borrower or to any third party.

      5. NEGATIVE COVENANTS. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s):

            5.1 Borrower shall not permit or create any lien or encumbrance on any of its assets other than liens or encumbrances of the type permitted under the Deed of Trust nor incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any debt of Borrower other than debt currently due by Borrower at the time of closing of the Loan or incurred in the ordinary course of its business; PROVIDED, HOWEVER, that Borrower may create a lien in the pledge real property identified in Schedule II hereto to secure its obligations under the Grupe Agreements.

            5.3 Total debt repayments to partners of Borrower plus partnership distributions shall not exceed Borrower's net income plus depreciation, amortization and other non-cash expenses for any calendar quarter.

            5.4 Borrower shall not permit the outstanding principal amount of the loan at any time to exceed 50% of the Total Appraised Collateral Value. As used in this Agreement, the term "Total Appraised Collateral Value" shall mean the aggregate value of all real property collateral in which a first lien is created by any of the Existing Deeds of Trust as determined by MAI Appraisals and confirmed by Bank's Appraisal Review Department. Borrower may from time to time execute deeds of trust covering other property securing the obligations secured by the Existing Deeds of Trust. The value of such future collateral shall be calculated in the same manner as the Existing Real Property Collateral; PROVIDED, HOWEVER, that before such future collateral shall be so included, Borrower shall have satisfied with respect to such future collateral all conditions set forth in Section 2 relating to the Existing Real Property Collateral (including, without limitation, the execution of documents relating to compliance with building laws, hazardous substance indemnities, and UCC financing statements and the issuance of title insurance policies insuring the first lien status of such Future Deeds of Trust). If at any time Bank determines in its reasonable discretion that such loan-to-value ratio exceeds fifty percent (50%), Borrower shall immediately grant a first priority line on additional real estate collateral to Bank or prepay the loan to lower the ratio to fifty percent (50%).

            5.5 Borrower will not liquidate or dissolve or enter into any consolidation, merger, pool, joint venture, syndicate or other combination, or sell, lease or dispose of Borrower's business assets as a whole or such as in the opinion of Bank constitutes a substantial portion of Borrower's business or assets;

            5.7 Borrower will not engage in any business activities or operations substantially different from or unrelated to present business activities or operations; and

            5.8 Borrower, and Borrower's tenants, contractors, agents or other parties authorized to use any of Borrower's properties, will not use, generate, manufacture, store, treat, dispose of, or release any hazardous substance or hazardous waste in, on, under or about any of Borrower's properties, except as previously disclosed to Bank in writing as provided in section 3.8; and any such activity shall be conducted in compliance with all applicable federal, state and local laws, regulations and ordinances, including without limitation those described in section 3.8;

      6. WAIVER, RELEASE AND INDEMNIFICATION. Borrower hereby (a) releases and waives any claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any of the applicable federal, state or local laws, regulations or ordinances, including without limitation those described in section 3.8, and (b) agrees to indemnify and hold Bank harmless from and against any and all claims, losses, liabilities, damages, penalties and expenses which Bank may directly or indirectly sustain or suffer resulting from a breach of (i) any of Borrower's representations and warranties with respect to hazardous wastes and hazardous substances contained in section 3.8, or (ii) section 5.7. The provisions of this section 6 shall survive the full and final payment of all sums outstanding under this Agreement and the Note and shall not be affected by Bank's acquisition of any interest in any of the Borrower's properties, whether by foreclosure or otherwise.

      7. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any and all obligations on the part of Bank to make any additional advances under the loan and, at the option of Bank, shall make all sums of Interest and principal outstanding under the loan Immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are waived by Borrower, and Bank may proceed with collection of such obligations and enforcement and realization upon all security which it may hold and to the enforcement of all rights hereunder or at law:

            7.1 The Borrower shall fail to pay when due any amount payable by it hereunder;

            7.2 Borrower shall fail to comply with the provisions of any other covenant, obligation or term of this Agreement for a period of fifteen
(15) days after the earlier of written notice thereof shall have been given to the Borrower by Bank, or Borrower has knowledge of an Event of Default or an event that can become an Event of Default or Borrower breaks any promise Borrower has made to Bank, or Borrower fails to perform promptly at the time and strictly in the manner provided in any other agreement or loan Borrower has with Bank;

            7.3 Borrower shall fail to pay when due any other obligation for borrowed money, or to perform any term or covenant on its part to be performed under any agreement relating to such obligation or any such other debt shall be declared to be due and payable and such failure shall continue after the applicable grace period;

            7.4 Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been false or misleading in any material respect when made;

            7.5 Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for a receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any such proceedings which remain undismissed for a period of thirty (30) days, or if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver;

            7.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $50,000 which remains unpaid, unstayed on appeal, unbonded or undismissed for a period of thirty (30) days;

            7.7 Loss of any required government approvals, and/or any governmental regulatory authority takes or institutes action which, in the opinion of Bank, will adversely affect Borrower's condition, operations or ability to repay the loan;

            7.8 Failure of Bank to have a legal, valid and binding first lien on, or a valid and enforceable prior perfected security interest in, any property covered by any deed of trust or security agreement required under this Agreement;


            7.9   Borrower ceases to exist as a going concern;

            7.10 Occurrence of an extraordinary situation which gives Bank reasonable grounds to believe that Borrower may not, or will be unable to, perform its obligations under this or any other agreement between Bank and Borrower; or

            7.11 Any of the preceding events occur with respect to Borrower of credit under this Agreement or any of Borrower's partners, or such partner dies or becomes incompetent.

            7.12 Any of the preceding events occur with respect to Shurgard Storage Centers, Inc. ("SSCI") or SSCI discontinues of property management services on behalf of Borrower.

      8.    ARBITRATION.

            8.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower arising from or relating to this Agreement or any Loan Document executed in connection with this Agreement or arising from any alleged tort shall be settled by arbitration in King County, Washington.
The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000.00, there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.

      For purposes of the application of the statute of limitations, the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis. The parties consent to the joinder in the arbitration proceedings of any guarantor, hypothecator or other party having an interest related to the claim or controversy being arbitrated.

            8.2 Notwithstanding the provisions of Section 8.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission such controversy or claim arises from or relates to an obligation secured by real property;

            8.3 No provision of this Section 8 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setoff, foreclosure, or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration. At Bank's option foreclosure under any deed of trust may be accomplished by exercise of the power of sale under the deed of trust or judicial foreclosure as a mortgage.

      10. SUCCESSORS; WAIVERS. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or different type. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.

      11. COLLECTION ACTIVITIES, LAWSUITS AND GOVERNING LAW. Borrower agrees to pay Bank all costs and expenses (including reasonable attorneys' fees and the allocated cost for in-house legal services incurred by Bank) to enforce this Agreement or any notes or loan documents entered into pursuant to this Agreement, whether or not suit is instituted. If suit is instituted by Bank to enforce this Agreement or any of these documents, Borrower consents to the personal jurisdiction of the courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of this suit being laid in King County, Washington. This Agreement and any notes and security agreements entered Into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.

      12. ADDITIONAL PROVISIONS. Borrower agrees to the following additional provisions: This Agreement supersedes all oral negotiation or agreements between Bank and Borrower with respect to the subject matter hereof.

            12.1 If any provision of this Agreement is held to be invalid or unenforceable, then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and (b) all other provisions shall remain in full force and effect.

            12.2 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Bank for extending or maintaining the loans to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments; or (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to the loan which this Agreement relates, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive, absent manifest error.

            12.3 Bank may sell participation in or assign this loan in whole or in part without notice to Borrower and Bank may provide information regarding the Borrower and this Agreement to any prospective participant or assignee. If a participation is sold or the loan is assigned the purchaser will have the right of setoff against the Borrower and may enforce its interest in the Loan irrespective of any claims or defenses the Borrower may have against the Bank.

      13. NOTICES. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.

      14. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      THIS BUSINESS LOAN AGREEMENT (Parts A and B) executed by the parties on March 28, 1994.


                                            BANK:

                                            SEATTLE-FIRST NATIONAL BANK
                                            (Branch or Office)



                                            By
                                               -------------------------
                                               Title:
                                                    --------------------

                                       BORROWER:

                                           IDS/SHURGARD INCOME GROWTH
                                           PARTNERS L.P. III, a
                                           Washington limited partnership

                                           By  Shurgard Associates L,P. III,
                                               a Washington limited partnership,
                                               its sole general partner


                                           By  CHARLES K. BARBO
                                               -----------------------------
                                               Its:
                                                   -------------------------